                                                                   EXHIBIT 10.16


                            FAX INTERNATIONAL, INC.


                              EMPLOYMENT AGREEMENT

                                      WITH

                               DOUGLAS J. RANALLI


                           Dated as of April 10, 1995

Table of Contents

1. Employment....................................................  1

2. Duties........................................................  1

3. Term..........................................................  2
     (a)  General................................................  2
     (b)  Death or Disability....................................  2
     (c)  For Cause..............................................  2
     (d)  Severance Pay, Etc.....................................  2
     (e)  Survival of Provisions.................................  3

4. Compensation and Benefits.....................................  3
     (a)  Salary.................................................  3
     (b)  Stock Option Compensation..............................  3
     (c)  Fringe Benefits; Insurance.............................  3
     (d)  Reimbursement of Expenses..............................  4
     (e)  Vacation and Sick Days.................................  4

5. Employee Conduct Prior to and Following Termination of
    Employment and Directorship..................................  4
     (a)  Confidentiality........................................  4
     (b)  Non-Competition Agreement..............................  4
     (c)  Assignment of Rights to Proprietary Information and
           Inventions............................................  5
     (d)  Return of Materials....................................  5

6. General.......................................................  6
     (a)  Notices................................................  6
     (b)  Equitable Remedies.....................................  6
     (c)  No Counselor...........................................  6
     (d)  Severability...........................................  6
     (e)  Entire Agreement, Amendment, Waivers...................  6
     (f)  Assigns................................................  7
     (g)  Governing Law..........................................  7
     (h)  Counterparts...........................................  7

FAX INTERNATIONAL, INC.

EMPLOYMENT AGREEMENT
--------------------

     The parties to this agreement, dated as of April 10, 1995, are Fax International, Inc., a Delaware corporation (the "Employer"), and Douglas J.
                                                  --------
Ranalli, of Burlington, Massachusetts (the "Employee").
                                            --------

     The Employer wishes to retain the services of the Employee in order to avail itself of the Employee's executive and managerial skills in, among other things, strategic decision-making, developing marketing and public relations approaches, and continuing and expanding the Employer's business, and the Employee is willing to provide his services to the Employer on the terms set forth herein.

     The parties accordingly agree as follows:

     1.   Employment.  The Employer hereby employs the Employee, and the
          ----------
Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter set forth.

     2.   Duties.  The Employee shall be employed as President, Chief Executive
          ------
Officer, and (if he is at the relevant time a Director of the Employer) Chairman of the Board of the Employer. As Chairman of the Board, the Employee shall preside over meetings of the Employer's Board of Directors. As President and Chief Executive Officer, subject to the general direction and control of the Employer's Board of Directors, Employee shall supervise the Employer's other executive officers, and guide and participate in the process of formulating and monitoring the Employer's performance of the Employer's annual budget and strategic business plan and undertake such other activities as the Board shall reasonably request from time to time. Notwithstanding the foregoing, it is agreed and understood that at any time after the fifth (5th) anniversary hereof the Employer may remove and replace Employee as President and/or as Chief Executive Officer; provided, that under those circumstances Employee shall
                   --------
nonetheless remain employed full-time hereunder as a non-executive Chairman of the Board, and that in such capacity Employee shall continue to have access to all such information, Employer resources, and support (including without limitation Board of Directors support) as is necessary or appropriate to permit him to carry out the purposes of Sections 4 and 5 of the Stockholders Agreement dated as of the date hereof between the Employer, Employee, and certain other stockholders of the Employer (the "Stockholders Agreement"). Employee
                                   ----------------------
represents that he is free to enter into this agreement and to carry out his obligations hereunder without any conflict with any prior agreements, and that he has not made and will not make any agreement in conflict with this agreement. Employee shall use his best efforts, including the highest standards of pro fessional competence and integrity, and shall devote his full business time and effort, in and to his employment hereunder, and shall not engage in any other noncharitable business activity other than advisory or directorship positions (not inconsistent with Section 5(b)) and passive investments that collectively do not interfere with his day-to-day acquittal of his responsibilities hereunder. Employee shall give the Employer prompt written notice of any outside advisory or directorship positions or noncharitable business activity in which he engages from time to time, and represents and declares that he is engaged in no such activities as of the date hereof.

     3.   Term.
          ----

          (a) General.  The initial term of employment of the Employee hereunder
              -------
shall commence on the date hereof and shall continue until the termination of the Stockholders Agreement dated as of this date and signed by a majority of FI's stockholders; provided, that the employment of the Employee hereunder may
                   --------
terminate prior to the expiration of such term in accordance with the provisions of subsections (b) or (c) below.

          (b) Death or Disability.  Employee's employment hereunder shall
              -------------------
terminate upon the death of the Employee during the term of his employment hereunder or, at the option of the Employer and upon ninety (90) days' notice to the Employee, in the event of the Employee's disability. The Employee shall be deemed disabled if an independent medical doctor selected by the Employer certifies that the Employer has for six (6) months, consecutive or non-consecutive, in any twelve-month period been disabled in a manner that seriously interferes with his ability to perform his responsibilities under this agreement, or if Employee refuses to submit to a medical examination reasonably requested hereunder for the purpose of determining whether Employee is disabled for these purposes. In the event the Employee's employment is terminated under this Section 3(b), the Employee shall nonetheless be treated for all purposes of
Section 4 of the Stockholders Agreement as having been employed by the Employer throughout the period ending on the fifth (5th) anniversary of the date of the Stockholders Agreement.

          (c) For Cause.  Employee's employment hereunder shall terminate for
              ---------
"Cause" effective immediately upon written notice by the Employer to the
------
Employee if the Employee shall (i) commit an unlawful or criminal act involving
                                -
moral turpitude, (ii) fail to perform or adhere to specific written directions
                  --
delivered to the Employee by the Employer's Board of Directors (which are consistent with Section 2 and are not unlawful to perform or to adhere to), or

(iii) commit a material breach of any of the covenants, terms and provisions
----
hereof (including without limitation continued failure to perform substantially his duties with the Employer) that (solely in the case of this clause (iii)
                                                                       ---
continues uncured for more than thirty (30) days after receipt by the Employee of written notice from the Employer's Board of Directors of such breach or failure.

          (d) Severance Pay, Etc. The Employee shall not be entitled to any
              ------------------
severance pay or other compensation upon termination of his employment hereunder except for:

               (i)  any portion of his Salary (as defined below) accrued but
     unpaid                                                         from the
     last monthly payment date to the date of termination;

               (ii) expense reimbursements under Section 4(d) hereof for expenses incurred in the performance of his duties hereunder prior to termination; and

          (iii) if Employee's employment with the Employer is terminated by the Employer other than for Cause or by reason of Employee's death or disability under subsection (b) above, and other than his removal as President and/or as Chief Executive Officer in accordance with Section 2,
     (A) Employer shall pay to Employee a cancellation payment in a lump sum, and without regard to mitigation, in an amount equal to the Salary (as defined below) that would be required to be paid to Employee with respect to the period remaining through the fifth (5th) anniversary hereof; (B) Employee shall continue to have access to all such information, Employer resources (including without limitation office space), and support (including without limitation Board of Directors support) as is necessary or appropriate to permit him to carry out the purposes of Sections 4 and 5 of the Stockholders Agreement, and for all purposes of Section 4 of the Stockholders Agreement the Employee shall be treated as having been employed by the Employer throughout the period ending on the fifth (5th) anniversary of the date of The Stockholders Agreement.

          (e) Survival of Provisions.  Notwithstanding anything otherwise
              ----------------------
provided herein, the provisions of Sections 3(d), 5, and 6 shall survive the termination of this agreement and of the Employee's employment with the Employer.

     4.   Compensation and Benefits.  In consideration of the services of the
          -------------------------
Employee hereunder, the Employer shall compensate the Employee as set out in this Section 4. The Employee agrees and acknowledges that he has and shall have no rights to any cash, equity, or other compensation except as specifically set forth herein.

          (a) Salary.  The Employer shall pay the Employee, in accordance with
              ------
the Employer's general practice for executive employees, a salary (the "Salary")
                                                                        ------
with respect to each calendar month of the Employee's employment hereunder (prorated to reflect any partial month); provided, that no Salary shall be paid
                                         --------
to Employee hereunder in respect of any period after Employee's removal as President and as Chief Executive Officer in accordance with Section 2. The Salary will be paid initially at an annual rate of One Hundred Fifty Thousand Dollars ($150,000). Employer shall review and evaluate the Salary at least annually, and may increase (but not decrease) the Salary with a view to providing Employee with a Salary appropriate for the President and Chief Executive Officer of a corporation similar to the Employer in size, competitive position, and financial circumstances; however, Employer shall be under no obligation of any nature whatsoever (and makes no commitment) to increase the Salary at any time.

          (b) Stock Option Compensation.  The Employer shall issue to the
              -------------------------
Employee, within thirty (30) days of the date hereof, an option (the "Option")
                                                                      ------
to purchase two hundred fifty thousand (250,000) shares of the Common Stock, par value $0.01 per share ("Common Stock"), of the Company, at a price of Thirty-
                        ------------
Five Cents ($0.35) per share, such Option to provide for 50% vesting at such time as the Employer's Common Stock first attains a value of $7.00 per share and for full (100%) vesting at such time as the Employer's Common Stock first attains a value of $10.50 per share (such valuation of the Common Stock to be defined by the Company's Board of Directors, from time to time, using its best judgement along with standard valuation techniques), to constitute an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and otherwise to contain such terms and conditions as are customary in such instruments.

          (c) Fringe Benefits; Insurance.  Employee shall be entitled to
              --------------------------
participate from time to time in all fringe benefits made available to senior executive personnel of the employer. Such fringe benefits shall, in any event, include accident, life, disability, dental, and health insurance.

          (d) Reimbursement of Expenses.  The Employer shall reimburse the
              -------------------------
Employee for all ordinary and necessary expenses incurred by the Employee in the performance of his duties hereunder. The Employee shall comply with such budget limitations and approval and reporting requirements with respect to expenses as the Employer may establish from time to time.

          (e) Vacation and Sick Days.  The Employee shall be entitled to 21 days
              ----------------------
of paid vacation per calendar year of employment. Vacations shall be taken at reasonable times. Sick Days and Sick Leave shall be granted on terms that are standard for Fax International, Inc. employees.

     5.   Employee Conduct Prior to and Following Termination of Employment and
          ---------------------------------------------------------------------
Directorship.
------------

          (a) Confidentiality.  The Employee recognizes and acknowledges that
              ---------------
the Proprietary Information (as defined below) is a valuable, special, and unique asset of the Employer and its affiliates. The Employee shall not, during or after his term of employment or the period in which he is a director of the Employer, disclose any of the Proprietary Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder, until such time as such Proprietary Information becomes publicly available other than as a consequence of the breach by the Employee of his confidentiality obligations hereunder. For purposes hereof, the "Termination Date" is the date of the later to occur of the Employee ceasing to
-----------------
be an employee of the Employer or Employee ceasing to be a director of the Employer.

          (b) Non-Competition Agreement.  Until the later of two (2) years after
              -------------------------             -----
the Termination Date or five (5) years after the date of this agreement, the Employee will not (i) engage directly or indirectly (alone or as a shareholder, partner, officer, director, employee, or consultant of or to any other business organization) in any business activities which relate to the research, development, marketing, or provision of products or services that directly compete with products or services actively being researched, developed, marketed, or provided by the Employer (or as to which the Employer has formulated specific written development plans that have been reviewed by or submitted to the Employer's Board of Directors) as of the time of termination of the Employee's employment (the "Employer's Industry") or (ii) divert or seek to
                                -------------------       --
divert to any competitor of the Employer in the Employer's Industry any customer of the Employer. Until the later of two (2) years after the Termination Date or five (5) years after the date of this agreement, the Employee will not solicit or encourage any officer, employee or consultant of or to the Employer to leave its employ. The parties hereto acknowledge and agree that the Employee's noncompetition obligations hereunder will not preclude the Employee from owning less than five percent (5%) of the common stock of any corporation, regardless of whether it has business activities in the Employer's Industry. The Employee will continue to be bound by the provisions of this Section 5(b) until their expiration and shall not be entitled to any compensation from the Employer with respect thereto. If at any time the provisions of this Section 5(b) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 5(b) shall be considered divisible and shall become and be immediately amended to apply only to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 5(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          (c) Assignment of Rights to Proprietary Information and Inventions.
              --------------------------------------------------------------
The Employee recognizes that the Employee now possesses and will possess during his employment by and directorship of the Employer information that has commercial value in the Employer's business "Proprietary Information"), such as
                                             -----------------------
information regarding customers, pricing policies, methods of operation, proprietary equipment and other hardware, software, sales, products, profits, costs, markets, and key personnel, and including without limitation information and inventions created directly or indirectly by the Employee in performing his services hereunder, or made known to the Employee during the term hereof. The Employee acknowledges that such Proprietary Information shall include, without limitation, inventions, product and service ideas and improvements, financial, technical or sales strategies, forecasts, processes, copyrightable and/or patentable materials and/or concepts, schematics, techniques, market research and/or customer lists which the Employee may create or be exposed to while employed hereunder. Notwithstanding the foregoing, the Proprietary Information shall not include any information not relevant to the Employer's Industry if Employee first learns of or invents (or otherwise first comes to possess) such information at any time while he is a Director of the Employer. The Employee expressly agrees that all Proprietary Information and rights thereto shall be and remain the sole and exclusive property of the Employer, and the Employee hereby without further consideration, unconditionally, exclusively and irrevocably assigns to the Employer, royalty free, all of his right, title and interest in and to such Proprietary Information. Notwithstanding the foregoing, the Employee shall execute and deliver such confirmatory instruments of this assignment as the Employer may request including, without limitation, applications for patent and/or copyright registration. The Employee agrees that the foregoing assignments are a material term of his employment relationship with the Employer and that his Salary includes sufficient consideration therefor.

          (d) Return of Materials.  The Employee agrees that upon the
              -------------------
Termination Date, however the termination of his employment and directorship may occur and whether or not during the term of this agreement, the Employee will promptly return to the Employer all files, notes, lists, rolodex cards, credit cards, computer disks, recordings, printouts, drawings, and the like (including, without limitation, any materials reflecting or containing Proprietary Information) that are under the control or in the possession of the Employee and that relate to the operation and business of the Employer. The Employee shall not be entitled to retain any duplicates or summaries of or notes on any of the foregoing to the extent such materials represent, embody, or otherwise set out or include Proprietary Information; otherwise the Employee shall be entitled to retain for his files such duplicates, summaries, or notes.

     6.   General.
          -------

          (a) Notices.  All notices and other communications hereunder shall be
              -------
in writing or by written telecommunication and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by nationally recognized reputable overnight courier (e.g., Federal Express), or by fac-simile confirmed by one of
                   ----
the other methods of giving notice hereunder, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 6
(a):

     If to the Employee, to:

          Douglas J. Ranalli
          835 Arboretum Way
          Burlington, MA 01803

     If to the Employer, to:

          Fax International, Inc.
          67 South Bedford Street, Suite 4100E
          Burlington, MA 01803
          Facsimile No: (617) 564-6599
          Attention:  Board of Directors

          (b) Equitable Remedies.  Each of the parties hereto acknowledges and
              ------------------
agrees that upon any breach by the Employee of his obligations under Section 5 hereof, the Employer will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief, in addition to any other remedies that it may have.

          (c) No Counselor.  Each of the Employee and the Employer represents
              ------------
that he or it has not used any employment counselor or other person who would be entitled to any compensation for arranging or obtaining the employment hereby obtained.

          (d) Severability.  If any provision of this agreement is or becomes
              ------------
invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

          (e) Entire Agreement, Amendment, Waivers.  This agreement contains the
              ------------------------------------
entire understanding of the parties concerning the terms of Employee's employment by the Employer (and the matters related thereto set forth herein), supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

          (f) Assigns.  This agreement shall be binding upon and inure to the
              -------
benefit of the heirs and successors of each of the parties hereto.

          (g) Governing Law.  This agreement and the performance hereof shall be
              -------------
construed and governed in accordance with the laws of the Commonwealth of Massachusetts. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. The parties agree that neither party shall be liable hereunder for any special, indirect, consequential, or incidental damages, including, without limitation, damages for lost profits or business.

          (h) Counterparts.  This agreement may be executed in multiple
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this agreement to be duly executed as of the date and year first above written.

                                    FAX INTERNATIONAL, INC.


                                    By: /s/ John Beineke
                                       --------------------------------
                                    Title  Director


                                    /s/ Douglas J. Ranalli
                                    -----------------------------------
                                    Douglas J. Ranalli